UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2009

Crown Crafts, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-7604	58-0678148
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

916 South Burnside Avenue, Gonzales, LA	70737
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (225) 647-9100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Preliminary Note:

This Current Report on Form 8-K/A (Amendment No. 1) amends the Current Report on Form 8-K filed on June 29, 2009 (the “Original Form 8-K”) by Crown Crafts, Inc. (the “Company”) in order to correct an error in an exhibit furnished with the Original Form 8-K. This Form 8-K/A (Amendment No. 1) is being filed to amend the Original Form 8-K to update the disclosures made therein.

Item 2.02.	Results of Operations and Financial Condition.

The information in this Form 8-K/A (Amendment No. 1) and Exhibit 99.1 are being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section. The information in this Form 8-K/A (Amendment No. 1) and Exhibit 99.1 shall not be incorporated by reference into any registration statement or document pursuant to the Securities Act of 1933, as amended.

On June 29, 2009, the Company issued a press release announcing its financial results for the fourth quarter and full fiscal year 2009, which ended March 29, 2009, and a conference call to be held on June 29, 2009 to discuss those results. The Company subsequently discovered that the text of the press release contained the following errors: (i) the net income for the fourth quarter of fiscal year 2009, excluding the goodwill impairment charge recorded in the fourth quarter, should have been $2.0 million (instead of $3.3 million), or $0.21 per diluted share (instead of $0.35 per diluted share); and (ii) the net income for the full fiscal year, excluding the goodwill impairment charge recorded for the year, should have been $4.5 million (instead of $5.8 million), or $0.47 per diluted share (instead of $0.61 per diluted share). The errors resulted from the failure to include the tax effect of the goodwill writedown in the calculation of net income excluding the goodwill impairment charge. There were no errors, however, in the amounts included in the selected financial data included at the end of the press release.

On July 1, 2009, the Company issued a press release in which the aforementioned errors have been corrected. A copy of that press release is attached hereto as Exhibit 99.1

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of Crown Crafts, Inc. dated July 1, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CROWN CRAFTS, INC.

By:/s/ E. Randall Chestnut
E. Randall Chestnut,
President and Chief Executive Officer

Dated: July 1, 2009

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press Release of Crown Crafts, Inc. dated July 1, 2009.